Exhibit 10.1

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. IT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AFTER DELIVERY OF AN OPINION OF COUNSEL SATISFACTORY TO THE LENDER THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

PROMISSORY NOTE

Date of Issuance
$300,000	October 18, 2007

FOR VALUE RECEIVED, VIASPACE Inc., a Nevada corporation (the “Company”), hereby promises to pay La Jolla Cove Investors, Inc., a California corporation (the “Lender”), the principal sum of Three Hundred Thousand Dollars ($300,000) (the “Principal Amount”), plus interest calculated pursuant to Section 1 below. Unless earlier paid under the terms hereof, the principal and accrued interest shall be due and payable by the Company on demand by the Lender at any time after 60 days following the date hereof (the “Maturity Date”).

1. Interest. The Company promises to pay interest to Lender at the rate of Four and Three-Quarters Percent (4.75%) per annum, simple interest, on the outstanding principal amount of this Promissory Note (the “Note”), which interest shall be calculated from the date of this Note, until the date on which all amounts due and payable on this Note are paid in full or this Note is otherwise cancelled, (the “Payoff Date”). Interest hereunder shall be paid on a monthly basis, commencing on the 15th date of the month following the month of issuance of this Note. All accrued and unpaid interest shall be due and payable on the Payoff Date. All computations of interest shall be made on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. Nothing contained in this Note shall require the Company at any time to pay interest at a rate exceeding the maximum rate allowable under California law and any payments in excess of such maximum shall be refunded to the Company or credited to reduce the principal amount hereunder.

2. Payment. All payments shall be made in lawful money of the United States of America at the principal office of the Lender, or at such other place as the holder hereof may from time to time designate in writing to the Company. Payment shall be credited first to Costs (as defined below), if any, then to accrued interest due and payable and any remainder applied to principal. Prepayment of principal, in part or in full, together with accrued interest, may be made from time to time in the sole discretion of the Company without the Lender’s consent. All overdue accrued and unpaid interest to be paid hereunder shall be subject to a late fee at an interest rate of 10% per annum in lieu of the interest referenced in Section 1, which shall accrue daily from the date such interest is due hereunder through and including the date of payment in full.

3. Recourse; Absolute Obligation. Each party hereto accepts and agrees that this Note is a full recourse promissory note and that Lender may exercise any and all remedies available to it under law. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, interest, and accrued interest, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Company.

4. Events of Default.

(a) “Event of Default” means, wherever used herein, any of the following events which occur while any portion of the principal or accrued and unpaid interest due under the Note remains outstanding (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i) any default shall occur in the payment of (A) the principal amount of this Note, or (B) interest, liquidated damages and other amounts owing to Lender on this Note or any other obligation that the Company may have to Lender, whether evidenced in this Note or otherwise, as and when the same shall become due and payable which default has not been cured within three business days of the date written notice from the Lender of such default is received by the Company;

(ii) the Company shall fail to observe or perform any other material covenant contained in the Note which failure is not cured, if possible to cure, within the earlier to occur of 5 days after notice of such failure sent by the Lender;

(iii) a default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under (A) any agreement between the Company and Lender (collectively, the “Transaction Documents”) or (B) any other material agreement lease, document or instrument to which the Company or any Subsidiary (as defined below) thereof is obligated where the aggregate amounts payable upon such default or defaults would exceed $500,000;

(iv) any representation or warranty made in this Note, any other Transaction Documents or in any other report, financial statement or certificate made or delivered to the Lender shall be untrue or incorrect in any material respect as of the date when made or deemed made;

(v) (i) the Company or any of its subsidiaries shall commence a case, as debtor, a case under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company or any Subsidiary thereof commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any Subsidiary thereof; or (ii) there is commenced a case against the Company or any Subsidiary thereof, under any applicable bankruptcy or insolvency laws, as now or hereafter in effect or any successor thereto which remains undismissed for a period of 60 days; or (iii) the Company or any Subsidiary thereof is adjudicated by a court of competent jurisdiction insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or (iv) the Company or any Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or (v) the Company or any Subsidiary thereof makes a general assignment for the benefit of creditors; or (vi) the Company or any Subsidiary thereof shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (vii) the Company or any Subsidiary thereof shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or (viii) any corporate or other action is taken by the Company or any Subsidiary thereof for the purpose of effecting any of the foregoing;

(vi) the Company or any Subsidiary shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company in an amount exceeding $250,000, that (a) involves an obligation materially greater than now exists and (b) results in such indebtedness being declared due and payable prior to the date on which it would otherwise become due and payable;

(vii) the Company (i) shall be a party to any Change of Control Transaction (as defined below) or at any time while this Note is outstanding, (A) the Company effects any sale of all or substantially all of its assets in one transaction, or a series of related transactions, (B) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of the Company’s Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (C) the Company effects any reclassification of its Common Stock or any compulsory share exchange pursuant to which the Company’s Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), (ii) shall agree to sell or dispose of all or in excess of 50% of its assets in one or more transactions (whether or not such sale would constitute a Change of Control Transaction) or (iii) shall redeem or repurchase more than ten percent (10%) of its outstanding shares of Common Stock or other equity securities of the Company;

(viii) the Common Stock of the Company shall no longer be traded in the over the counter market via the “pink sheets” or not otherwise be listed for trading on the NASDAQ OTCBB (the “Trading Market” or, to the extent the Company becomes eligible to list its Common Stock on any other national security exchange or quotation system, upon official notice of listing on any such exchange or system, as the case may be, it shall be the “Trading Market”) or suspended from trading on the Trading Market, and shall not be reinstated, relisted or such suspension lifted, as the case may be, within five (5) days;

(ix) the Company shall fail to timely file all reports required to be filed by it with the United States Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Exchange Act (as defined below), or otherwise required by the Exchange Act; or

(x) any monetary judgment, writ or similar final process shall be entered or filed against the Company, any Subsidiary or any of their respective property or other assets for more than $250,000, and such judgment, writ or similar final process shall remain unvacated, unabandoned or unstayed for a period of 45 calendar days.

(b) Remedies Upon Event of Default. If any Event of Default occurs, the outstanding principal amount of this Note, plus accrued but unpaid interest, and other amounts owing in respect thereof, through the date of acceleration shall become immediately due and payable in cash. Commencing five days after the occurrence of any Event of Default that results in the eventual acceleration of this Note, the interest rate on this Note shall accrue at an interest rate equal to 10% per annum. Upon the payment in full of this Note (including any accrued but unpaid interest and liquidated damages) the Lender shall promptly surrender this Note to or as directed by the Company. In connection with such acceleration described herein, the Lender need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and the Lender may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law.

A “Subsidiary” means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are owned directly or indirectly by the Company.

“Change of Control Transaction” means the occurrence after the date hereof of any of (i) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder) (the “Exchange Act”) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 50% of the voting securities of the Company, or (ii) the Company merges into or consolidates with any other individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind (each a “Person”), or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the Company or the successor entity of such transaction, or (iii) the Company sells or transfers all or substantially all of its assets to another Person and the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the acquiring entity immediately after the transaction, or (iv) a replacement at one time or within a two year period of more than one-half of the members of the Company’s board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), or (v) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (i) through (iv) above.

5. Amendments and Waivers. This Note may not be amended without the prior written consent of each of the Company and the Lender. Any waiver by the Company or the Lender of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Lender to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver by the Company or the Lender must be in writing. Any amendment or waiver effected in accordance with this Section 5 shall be binding upon Lender and Lender’s successors and assigns. Notwithstanding the foregoing, this Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Lender surrendering the same. No service charge or other fees will be payable for such registration of transfer or exchange.

6. Transmittal of Notices. Except as may be otherwise provided herein, any notice or other communication or delivery required or permitted hereunder shall be in writing and shall be delivered personally, or sent by telecopier machine or by a nationally recognized overnight courier service, and shall be deemed given when so delivered personally, or by telecopier machine or overnight courier service as follows:

(1) If to the Lender, to:

La Jolla Cove Investors, Inc.
7817 Herschel Avenue, Suite 200
La Jolla, California 92037
Telephone:	858-551-8789
Facsimile:	858-551-8779

(2)	If to the Company, to:

VIASPACE Inc.
171 North Altadena Dr., Suite 101
Pasadena, California 91107
Telephone:	626-768-3360
Facsimile:	626-578-9269

Each of the Lender or the Company may change the foregoing address by notice given pursuant to this Section 6.

7. Successors and Assigns. This Note applies to, inures to the benefit of, and binds the successors and assigns of the parties hereto. This Note may be assigned by Lender in Lender’s sole discretion without the consent of the Company. This Note may not be assigned by the Company without the prior written consent of the Lender. Upon any such transfer of this Note by the Company or the Lender, the Lender shall, upon notice, surrender this Note to the Company for reissuance of a new note to the transferee. Any transfer of this Note may be effected only pursuant to the terms hereof. The Lender and any subsequent holder of this Note receives this Note subject to the foregoing terms and conditions, and agrees to comply with the foregoing terms and conditions for the benefit of the Company and any other Lenders.

8. Expenses. Should any party hereto employ an attorney for the purpose of enforcing or construing this Note, or any judgment based on this Note, in any legal proceeding whatsoever, including insolvency, bankruptcy, arbitration, declaratory relief or other litigation, the prevailing party shall be entitled to receive from the other party or parties thereto reimbursement for all reasonable attorneys’ fees and all reasonable costs, including but not limited to service of process, filing fees, court and court reporter costs, investigative costs, expert witness fees, and the cost of any bonds, whether taxable or not (collectively, “Costs”), and such reimbursement shall be included in any judgment or final order issued in that proceeding. The “prevailing party” means the party determined by the court to most nearly prevail and not necessarily the one in whose favor a judgment is rendered.

9. Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof and indemnity if requested, all reasonably satisfactory to the Company.

10. Remedies Not Waived. No course of dealing between the parties hereto or any delay in exercising any rights hereunder shall operate as a waiver by such party.

11. Additional Promissory Notes. The Lender shall fund, in exchange for the simultaneous issuance by the Company of promissory notes in the same form as this Note, $300,000 upon each date that is 30, 60, 90, 120 and 150 days after the Date of Issuance of this Note (the “Additional Fundings”); provided however, that in the event that Lender does not fund the amounts associated with any or all of the Additional Fundings within 10 business days of the date such amounts would otherwise be due, Lender shall pay an amount equal to $50,000 (the “Non-Funding Penalty”) to the Company. The amount payable by the Lender to the Company in connection with any damages, losses, claims or other amounts in connection with the failure of the Lender to fund one or more of the Additional Fundings shall not exceed $50,000 in the aggregate. Upon the payment of the Non-Funding Penalty to the Company, the Lender shall have no further obligations or duties under this Note or any promissory note associated with Additional Fundings, if any, provided however, that the Company shall remain obligated and bound by the terms and conditions of this Note and the promissory notes issued in connection with any Additional Funding, if any, including without limitation any obligation to repay any sums delivered in connection with such promissory notes. The Company’s sole and exclusive remedy in the event that Lender fails to fund any or all of the Additional Fundings shall be the right of the Company to receive the Non-Funding Penalty from the Lender. In the event that any date upon which any of the Additional Fundings is to occur falls on a national or state holiday or a weekend, such funding shall not be due until the next business day. The Company shall issue a promissory note, with the form of and terms of such promissory note subject to and containing the same terms and conditions of this Note in connection with each of the Additional Fundings (each such promissory note referred to herein as a “Future Note,” and collectively as the “Future Notes”), provided that none of the Future Notes shall contain the terms of this Section 11. Each Future Note shall have a maturity date that is 60 days from the date of issuance of such Future Note and shall bear interest at a rate of Four and Three-Quarters Percent (4.75%) per annum.

12. Governing Law. This Note shall be governed by and construed under the laws of the State of California as applied to other instruments made by California residents to be performed entirely within the State of California. Notwithstanding any provision of this Note to the contrary, this Note shall be (to the extent necessary to satisfy the requirements of Section 22062(b)(3)(D) of the California Financial Code) subject to the implied covenant of good faith and fair dealing arising under Section 1655 of the California Civil Code. With respect to any suit, action or proceedings relating to this Note, the Company irrevocably submits to the exclusive jurisdiction of the courts of the State of California sitting in San Diego and the United States District Court located in the City of San Diego and hereby waives, to the fullest extent permitted by applicable law, any claim that any such suit, action or proceeding has been brought in an inconvenient forum. Subject to applicable law, the Company agrees that final judgment against it in any legal action or proceeding arising out of or relating to this Note shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which judgment shall be conclusive evidence thereof and the amount of its indebtedness, or by such other means provided by law.

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13.

Counterparts. This Note may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile executions of this Note shall be deemed original.

LA JOLLA COVE INVESTORS, INC.
By:	/s/ Travis Huff

Name:	Travis Huff

Its:	Portfolio Mgr.

VIASPACE INC.
By: /s/ Amjad S. Abdallat

Name: Amjad S. Abdallat

Its: COO

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